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                                                                     EXHIBIT 2.2


                                 FIRST AMENDMENT

                                       TO

                          AGREEMENT AND PLAN OF MERGER

                  FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of January 8, 1997 (this "Amendment"), among SAFEWAY INC., a Delaware corporation ("Parent"), SSCI MERGER SUB, INC., a Michigan corporation and an indirect wholly owned subsidiary of Parent ("Merger Sub"), and THE VONS COMPANIES, INC., a Michigan corporation (the "Company").

                                   WITNESSETH:

                  WHEREAS, Parent, Merger Sub and the Company have entered into an Agreement and Plan of Merger dated as of December 15, 1996 (the "Merger Agreement"), pursuant to which the parties thereto agreed, among other things, to the merger of Merger Sub with and into the Company, subject to the terms and conditions thereof;

                  WHEREAS, in connection with the execution and delivery of the Merger Agreement, Parent entered into a Stock Repurchase Agreement (the "Purchase Agreement") with SSI Associates, L.P. ("SSI Associates") for the repurchase (the "Repurchase") by Parent of 15,000,000 shares of Parent Common Stock (or warrants to purchase Parent Common Stock) pursuant to the terms and conditions set forth therein;

                  WHEREAS, Parent and SSI Associates desire to enter into an Amended and Restated Stock Repurchase Agreement (the "Purchase Agreement Amendment"), substantially in the form attached hereto as Exhibit A, pursuant to which Parent will agree to repurchase from SSI Associates 32,000,000 shares of Parent Common Stock (or warrants to purchase Parent Common Stock) (the "Amended Repurchase");

                  WHEREAS, the Company, Parent and Merger Sub desire to amend the Merger Agreement to reflect the Purchase Agreement Amendment;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

         1. Section 3.15 of the Merger Agreement shall be deleted in its entirety and replaced with the following:

                  "Section 3.15 Purchase Agreement. Parent and SSI Associates, L.P. have entered into an Amended and Restated Stock Repurchase Agreement, dated as of January 8, 1997 and substantially in the form of Exhibit A hereto (the "Purchase Agreement"), for the
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purchase by Parent of an aggregate of 32,000,000 shares of Parent Common Stock
(or warrants to purchase Parent Common Stock) (the "Repurchase")."

         2. Exhibit A to the Merger Agreement shall be deleted in its entirety and shall be replaced with Exhibit A hereto.

         3. By its execution hereof, and notwithstanding Sections 4.04 and 6.03(d) of the Merger Agreement, the Company hereby consents to the execution and delivery by Parent of the Purchase Agreement Amendment and the consummation of the Amended Repurchase.

         4. Parent hereby represents and warrants to the Company that the execution and delivery of this Amendment by Parent and Merger Sub have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub.

         5. The Company hereby represents and warrants to Parent that the execution and delivery of this Amendment by the Company have been duly and validly authorized by all necessary corporate action on the part of the Company, including, without limitation, the approval by the Special Committee of the Company's Board of Directors required pursuant to Section 8.04 of the Merger Agreement.

         6. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         7. Any capitalized terms not specifically defined herein shall have the meaning set forth in the Merger Agreement.
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                  IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                        SAFEWAY INC.



                                        By:  /s/  Michael C. Ross
                                           -------------------------------------
                                           Name:  Michael C. Ross
                                           Title: Senior Vice President,
                                                  General Counsel and Secretary



                                        SSCI MERGER SUB, INC.


                                        By:  /s/ Michael C. Ross
                                           -------------------------------------
                                           Name:  Michael C. Ross
                                           Title: Vice President and Secretary



                                        THE VONS COMPANIES, INC.



                                        By:  /s/ Lawrence A. Del Santo
                                           -------------------------------------
                                             Name:  Lawrence A. Del Santo
                                             Title: Chairman and Chief Executive
                                                    Officer